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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the use in this Registration Statement on Form SB-2, Amendment No. 2 of our report dated November 7, 1997 (except notes 1, 3, 7, 9, and 14, as to which the date is July 15, 1998) relating to the financial statements of MUSE Technologies, Inc., as of September 30, 1997 and 1996 and for the year ended September 30, 1997 and for the period from October 24, 1995 (inception) through September 30, 1996 and the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                       /s/  Feldman Sherb Ehrlich & Co., P.C.
                                       ----------------------------------------
                                            Feldman Sherb Ehrlich & Co., P.C.
                                            Certified Public Accountants
                                           (Formerly Feldman Radin & Co., P.C.)

New York, New York
November 12, 1998